UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2016

VALERO ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13175	74-1828067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way San Antonio, Texas		78249
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendment to Bylaws.

On January 21, 2016, the Board of Directors (“Board”) of Valero Energy Corporation (“Valero”) approved an amendment to Valero’s bylaws to eliminate the restriction on the stockholders’ ability to remove directors without cause. The amendment was effective upon its approval by the Board.

Article II, Section 10 of Valero’s bylaws contained a provision that restricted the stockholders’ ability to remove directors without cause, which stated as follows:

Removal. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 60 percent of the voting power of all of the then-outstanding shares of voting stock, voting together as a single class.

The amendment approved by the Board eliminated Article II, Section 10 in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.01	Amended and Restated Bylaws of Valero Energy Corporation (amended and restated as of January 21, 2016).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY CORPORATION

Date: January 26, 2016	By:	/s/ Jay D. Browning
Jay D. Browning
Executive Vice President and
General Counsel